UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 3, 2002 (November 25, 2002)
Date of Report (Date of Earliest Event Reported)

COMMISSION FILE NO. 0-22701

GEVITY HR, INC.
(exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	65-0735612 (I.R.S. Employer Identification No.)

600 301 Blvd West, Suite 202 Bradenton, FL (Address of principal executive offices)	34205 (Zip Code)

(941) 748-4540
(Registrant’s Telephone Number, Including Area Code):

STAFF LEASING, INC.
(Former name)

Item 5.   Other Events

     On November 22, 2002, the Board of Directors of Gevity HR declared a quarterly dividend of $.05 per share, payable January 31, 2003, to shareholders of record as of January 15, 2003. A press release was issued on November 25, 2002, disclosing this declaration of dividend and is attached as Exhbit 99.1 hereto.

Item 7.  Exhibits

     (c)    Exhibits.

No.	Description

99.1	Text of Press Release dated November 25, 2002.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVITY HR, INC.

Dated: December 3, 2002	By:	/s/ GREGORY M. NICHOLS
Gregory M. Nichols Senior Vice President, Human Resources, Secretary and General Counsel

EXHIBIT INDEX

No.	Description

99.1	Text of Press Release dated November 25, 2002.